UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 21, 2012 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2012, U.S. Geothermal Inc. (the “Company”) entered into agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with a limited number investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Investors have agreed to acquire, in total, approximately 11,810,816 units (each, a “Unit” and collectively, the “Units”) of the Company at a price of $0.37 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company (each, a “Unit Share” and collectively, the “Unit Shares”) and one-half of one common stock purchase warrant (each whole warrant, a “Warrant” and collectively, the “Warrants”). Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 60 months following the closing of the Offering for $0.50 per share of common stock of the Company. The gross proceeds of the Offering are expected to be approximately $4,370,000. The Company has engaged Kuhns Brothers Securities Corporation (the “Agent”) to act as its placement agent in connection with the Offering. The Company has agreed to pay the Agent in this Offering (i) a cash fee equal to 6.0% of the aggregate gross proceeds received by the Company in the Offering and (ii) $20,000 in satisfaction of the fees, disbursements and other charges of counsel to the Agent.

The Subscription Agreements contain representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. The Unit Shares and Warrants are expected to be delivered to the Investors on or about December 26, 2012, subject to the satisfaction of customary closing conditions.

The Unit Shares and Warrants were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-170202), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 1, 2010 (the “Shelf Registration Statement”). In connection with this Offering, the Company will file with the SEC a prospectus supplement pursuant to Rule 424(b) under the Securities Act.

A copy of the form of Subscription Agreement and the form of Warrant Certificate representing the Warrants to be issued in connection with the Offering are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Subscription Agreements and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits. This Current Report on Form 8-K is being filed in part for the purposes of incorporating Exhibits 10.1 and 4.1 by reference into the Shelf Registration Statement.

Item 7.01 Regulation FD Disclosure

On December 21, 2012, the Company issued a press release entitled “U.S. Geothermal Announces $4.37 Million Financing.” The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant Certificate *
10.1	Form of Subscription Agreement *
99.1	Press release of U.S. Geothermal Inc. dated December 21, 2012 entitled “U.S. Geothermal Announces $4.37 Million Financing”

* Exhibits are hereby incorporated by reference as exhibits to the Shelf Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant Certificate *
10.1	Form of Subscription Agreement *
99.1	Press release of U.S. Geothermal Inc. dated December 21, 2012 entitled “U.S. Geothermal Announces $4.37 Million Financing”

* Exhibits are hereby incorporated by reference as exhibits to the Shelf Registration Statement.